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PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York NY 10036 Telephone (646) 471 4000 Facsimile (646) 471 4100

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81451) of XL Capital Ltd. of our report dated June 27, 2005 relating to the financial statements of XL America, Inc. Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
June 28, 2005